Exhibit No. 13
Headway Corporate Resources, Inc.
Form 10-KSB
File No. 0-23170



                 CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-08615) of HEADWAY CORPORATE RESOURCES, INC. and in the related Prospectus of our report dated February 17, 1998, except for Note 4, as to which the date is March 3, 1998, with respect to the consolidated financial statements of Headway Corporate Resources, Inc. included in this Annual Report (Form 10-KSB) for the year ended December 31, 1997.



                                             ERNST & YOUNG LLP

New York, New York
March 3, 1998